As filed with the Securities and Exchange Commission on April 13, 2016

Registration No. 333-195959

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LUCAS ENERGY, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	20-2660243
(State or Other Jurisdiction Identification No.)	(IRS Employer of Incorporation)

450 Gears Road, Suite 780, Houston, Texas 77067

(Address of Principal Executive Offices)

Lucas Energy, Inc.

Amended and Restated 2014 Stock Incentive Plan

(FULL TITLE OF THE PLAN)

Anthony C. Schnur, Chief Executive Officer

450 Gears Road, Suite 780, Houston, Texas 77067

(713) 528-1881

(Name, address, and telephone number, including area code, of agent for service)

Copy To:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

(713) 524-4110

Indicate by check mark whether the Registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE

On May 15, 2014, Lucas Energy, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-195959) (the “Form S-8”) registering shares of common stock issuable pursuant to the Company’s 2014 Stock Incentive Plan (the “Original Plan”). The aggregate number of shares of common stock issuable under the Original Plan was 40,000 after adjusting the number of shares for the Company’s 1:25 reverse stock split of its issued and outstanding common stock which was effective on July 15, 2015.

On February 8, 2016, the Board of Directors of the Company adopted the Company’s Amended and Restated 2014 Stock Incentive Plan (the “Amended Plan”), which was approved by the stockholders of the Company on March 29, 2016, which amends, restates and supersedes in its entirety the Original Plan. The Amended Plan (a) increases by 55,000 (to 95,000), the number of shares of common stock reserved for issuance under such Original Plan; and (b) amends the definition of “Eligible Person” under the Original Plan to exclude “instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities”.

This Post-Effective Amendment No. 1 to the Form S-8 (this “Amended Form S-8”) is being filed to (1) incorporate by reference the Amended Plan as Exhibit 4.1 hereto; (2) to update the name of the plan on the cover page of this filing; (3) include an updated legal opinion relating to the Amended Plan; and (4) to update the address of the Company’s agent for service on the cover page hereof and principal address under Part I. This Amended Form S-8 is not being filed to register any of the additional shares of common stock reserved for issuance under the Amended Plan as a result of the amendment thereto, as such additional shares of common stock will be covered by a separate Form S-8 registration statement filed by the Company.

Except as described above, this Post-Effective Amendment No. 1 to the Form S-8 does not update, amend, or modify any other information, statement, or disclosure contained in the Form S-8.

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PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to eligible participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Participants are further advised that the documents incorporated by reference in Item 3 of Part II of the Registration Statement, of which this prospectus is a part of, and which are incorporated by reference to this prospectus, are available without charge, upon written or oral request to the Company. Additionally, other documents required to be delivered to recipients pursuant to Rule 428(b) of the Securities Act (§230.428(b)) are available without charge, upon written or oral request to the Company. Such requests may be made to:

Anthony Schnur, Chief Executive Officer

450 Gears Road, Suite 780, Houston, Texas 77067

(713) 528-1881

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits to this Registration Statement are described in the Exhibit Index below and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on the 13th day of April 2016.

LUCAS ENERGY, INC.

/s/ Anthony C. Schnur
Anthony C. Schnur
Chief Executive Officer and Acting Chief Financial Officer
(Principal Executive Officer and Principal Accounting/Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony C. Schnur, as his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Post-Effective Amendment No. 1 on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Anthony C. Schnur Anthony C. Schnur	CEO, Acting CFO and Director (Principal Executive Officer and Principal Accounting/Financial Officer)	April 13, 2016

/s/ J. Fred Hofheinz J. Fred Hofheinz	Director	April 12, 2016

/s/ Fred S. Zeidman Fred S. Zeidman	Director	April 13, 2016

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 EXHIBIT INDEX

Exhibit	Description

5.1*	Opinion of The Loev Law Firm, PC (included with this registration statement)

10.1	Amended and Restated 2014 Stock Incentive Plan of Lucas Energy, Inc. (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2016)

10.2	Lucas Energy, Inc. - Form of 2014 Stock Incentive Plan Stock Option Award (incorporated by reference to 4.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on May 15, 2014)

10.3	Lucas Energy, Inc. - Form of 2014 Stock Incentive Plan Restricted Stock Grant Agreement (included with this registration statement)

23.1*	Consent of Hein & Associates LLP (included with this registration statement)

23.2*	Consent of The Loev Law Firm, PC (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

* filed herewith

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